                                                                  EXECUTION COPY




                                CREDIT AGREEMENT

                           Dated as of April 19, 2002

                                      Among

                             DAVINCIRE HOLDINGS LTD.

                                   as Borrower

                                       and

                        THE INITIAL LENDERS NAMED HEREIN

                               as Initial Lenders

                                       and

                                 CITIBANK, N.A.

                                    as Agent

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS........................................................................1


         SECTION 1.01.         Certain Defined Terms..............................................................1


         SECTION 1.02.         Computation of Time Periods.......................................................11


         SECTION 1.03.         Accounting Terms..................................................................11



ARTICLE II AMOUNTS AND TERMS OF THE ADVANCES.....................................................................12


         SECTION 2.01.         The Advances......................................................................12


         SECTION 2.02.         Making the Advances...............................................................12


         SECTION 2.03.         Fees..............................................................................13


         SECTION 2.04.         Termination or Reduction of the Commitments.......................................13


         SECTION 2.05.         Repayment of Advances.............................................................13


         SECTION 2.06.         Interest on Advances..............................................................13


         SECTION 2.07.         Interest Rate Determination.......................................................14


         SECTION 2.08.         Optional Conversion of Advances...................................................15


         SECTION 2.09.         Prepayments of Advances...........................................................15


         SECTION 2.10.         Increased Costs...................................................................15


         SECTION 2.11.         Illegality........................................................................16


         SECTION 2.12.         Payments and Computations.........................................................16


         SECTION 2.13.         Taxes.............................................................................16


         SECTION 2.14.         Sharing of Payments, Etc..........................................................18


         SECTION 2.15.         Evidence of Debt..................................................................18


         SECTION 2.16.         Use of Proceeds...................................................................18



ARTICLE III CONDITIONS TO EFFECTIVENESS AND LENDING..............................................................19


         SECTION 3.01.         Conditions Precedent to Effectiveness of Section 2.01.............................19


         SECTION 3.02.         Conditions Precedent to Each Borrowing............................................20


         SECTION 3.03.         Determinations Under Section 3.01.................................................20



ARTICLE IV REPRESENTATIONS AND WARRANTIES........................................................................21


         SECTION 4.01.         Representations and Warranties of the Borrower....................................21



ARTICLE V COVENANTS OF THE BORROWER..............................................................................23


         SECTION 5.01.         Affirmative Covenants.............................................................23


         SECTION 5.02.         Negative Covenants................................................................27



ARTICLE VI EVENTS OF DEFAULT.....................................................................................29


         SECTION 6.01.         Events of Default.................................................................29



ARTICLE VII THE AGENT............................................................................................32


         SECTION 7.01.         Authorization and Action..........................................................32


         SECTION 7.02.         Agent's Reliance, Etc.............................................................32


         SECTION 7.03.         Citibank and Affiliates...........................................................32


         SECTION 7.04.         Lender Credit Decision............................................................32


         SECTION 7.05.         Indemnification...................................................................33


         SECTION 7.06.         Successor Agent...................................................................33



ARTICLE VIII MISCELLANEOUS.......................................................................................33


         SECTION 8.01.         Amendments, Etc...................................................................33


         SECTION 8.02.         Notices, Etc......................................................................33


         SECTION 8.03.         No Waiver; Remedies...............................................................34


         SECTION 8.04.         Costs and Expenses................................................................34


         SECTION 8.05.         Right of Set-off..................................................................35


         SECTION 8.06.         Binding Effect....................................................................35


         SECTION 8.07.         Assignments and Participations....................................................35


         SECTION 8.08.         Confidentiality...................................................................37


         SECTION 8.09.         Governing Law.....................................................................37


         SECTION 8.10.         Execution in Counterparts.........................................................37


         SECTION 8.11.         Jurisdiction, Etc.................................................................37


         SECTION 8.12.         Judgment..........................................................................38


         SECTION 8.13.         Waiver of Jury Trial..............................................................39

Schedules

Schedule I - List of Applicable Lending Offices

Schedule  4.01(a)           Jurisdictions

Schedule  4.01(c)(ii)       Adverse Changes

Schedule  4.01(d)           Litigation

Schedule  4.01(e)           ERISA

Schedule  4.01(l)           Subsidiaries

Schedule  4.01(m)           Insurance Licenses

Schedule  4.01(n)           Taxes

Schedule  5.02(g)           Liens

Exhibits

Exhibit A   -   Form of Note

Exhibit B   -   Form of Notice of Borrowing

Exhibit C   -   Form of Assignment and Acceptance

Exhibit D   -   Form of Pledge Agreement


Exhibit E   -   Form of Opinion of Counsel for the Borrower


Exhibit F   -   Form of Compliance Certificate

                                CREDIT AGREEMENT

                           Dated as of April 19, 2002


     DAVINCIRE HOLDINGS LTD., a corporation organized under the laws of Bermuda (the "Borrower"), the banks, financial institutions and other institutional lenders (the "Initial Lenders") listed on the signature pages hereof, and CITIBANK, N.A. ("Citibank"), as agent (the "Agent") for the Lenders (as hereinafter defined), agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Advance" means an advance by a Lender to the Borrower as part of a Borrowing and refers to a Base Rate Advance or a Eurodollar Rate Advance (each of which shall be a "Type" of Advance).

          "Affiliate" of any Person means any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be:

               (a) "controlled by" any other Person if such other Person possesses, directly or indirectly, power: (i) to vote 20% or more of the securities having at the time of any determination hereunder voting power for the election of directors of such Person; or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; or

               (b) "controlled by" or "under common control with" such other Person if such other Person is the executor, administrator, or other personal representative of such Person.

          "Agent's Account" means the account of the Agent maintained by the Agent at Citibank at its office at 388 Greenwich Street, New York, New York 10013, Account No. 36852248, Attention: Bank Loan Syndications.

          "Annual Statement" means the annual financial statement of an Insurance Subsidiary as required to be filed with the Authority (or similar Governmental Authority) of such Subsidiary's domicile, together with all exhibits or schedules filed therewith, prepared in conformity with SAP. References to amounts on particular exhibits, schedules, lines, pages and columns of the Annual Statement are based on the format promulgated by the Authority for the 2001 Annual Statements. If such format is changed in future years so that different information is contained in such items or they no longer exist, it is understood that the reference is to information consistent with that reported in the referenced item in the 2001 Annual Statement of such Subsidiary.

          "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

          "Applicable Margin" means (a) for Base Rate Advances, 0% per annum and
     (b) for Eurodollar Rate Advances, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

          -------------------------------------------------------------
              Public Debt Rating            Applicable Margin for
                  S&P/Moody's             Eurodollar Rate Advances
          -------------------------------------------------------------
          Level 1
          A/A2 or above                            0.625%
          -------------------------------------------------------------
          Level 2
          A-/A3                                    0.750%
          -------------------------------------------------------------
          Level 3
          BBB+/Baa1                                0.825%
          -------------------------------------------------------------
          Level 4
          BBB/Baa2                                 1.000%
          -------------------------------------------------------------
          Level 5
          BBB-/Baa3 or below                       1.125%
          -------------------------------------------------------------

          "Applicable Percentage" means, as of any date a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

          --------------------------------------------------------------
                 Public Debt Rating                  Applicable
                   S&P/Moody's                       Percentage
          --------------------------------------------------------------
          Level 1
          A/A2 or above                               0.150%
          --------------------------------------------------------------
          Level 2
          A-/A3                                       0.175%
          --------------------------------------------------------------
          Level 3
          BBB+/Baa1                                   0.225%
          --------------------------------------------------------------
          Level 4
          BBB/Baa2                                    0.275%
          --------------------------------------------------------------
          Level 5
          BBB-/Baa3 or below                          0.400%
          --------------------------------------------------------------

          "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit C hereto.

          "Authority" means the Bermuda Monetary Authority or similar Governmental Authority in the applicable jurisdiction.

          "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

               (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

               (b) the sum (adjusted to the nearest 1/4 of 1% or, if there is no nearest 1/4 of 1%, to the next higher 1/4 of 1%) of (i)1/2 of 1% per annum, plus (ii) the rate obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month U.S. dollar non-personal time deposits in the United States, plus (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank in the United States; and

               (c) 1/2 of one percent per annum above the Federal Funds Rate.

          "Base Rate Advance" means an Advance that bears interest as provided in Section 2.06(a)(i).

          "Borrowing" means a borrowing consisting of simultaneous Advances of the same Type made by each of the Lenders pursuant to Section 2.01.

          "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City or Hamilton, Bermuda and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

          "Capitalized Lease" means, as to any Person, any lease which is or should be capitalized on the balance sheet of such Person in accordance with GAAP, together with any other lease which is in substance a financing lease, including, without limitation, any lease under which (a) such Person has or will have an option to purchase the property subject thereto at a nominal amount or an amount less than a reasonable estimate of the fair market value of such property as of the date the lease is entered into or
     (b) the term of the lease approximates or exceeds the expected useful life of the property leased thereunder.

          "Catastrophe Bond" means (a) any note, bond or other Debt instrument or any swap or other similar agreement which has a catastrophe, weather or other risk feature linked to payments thereunder and (b) any equity interest in a Person that is not a Subsidiary controlled, directly or indirectly, by the Borrower for the sole purpose of investing in Debt of the type described in clause (a), which, in the case of Catastrophe Bonds purchased by the Borrower or any of its Subsidiaries, are purchased in accordance with its customary reinsurance underwriting procedures.

          "Change in Control" shall be deemed to have occurred if (a) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Borrower occurs; (b) any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") other than RenaissanceRe Holdings Ltd., is or becomes, directly or indirectly, the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of securities of the Borrower that represent 51% or more of the combined voting power of the Borrower's then outstanding securities;
     (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose nomination by the Board of Directors or whose election by the stockholders of the Borrower was approved by a vote of the directors of the Borrower then still in office who are either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Borrower's Board of Directors then in office; or (d) Renaissance Re Holdings Ltd. shall cease for any reason to own, directly or indirectly, the power to exercise voting control of the Borrower.

          "Commitment" means as to any Lender (a) the amount set forth opposite such Lender's name on the signature pages hereof, or (b) if such Lender has entered into any Assignment and Acceptance, the amount set forth for such Lender in the Register maintained by the Agent pursuant to Section 8.07(d), as such amount may be reduced pursuant to Section 2.04.

          "Compliance Certificate" means a certificate substantially in the form of Exhibit F but with such changes as the Agent may from time to time request for purposes of monitoring the Borrower's compliance herewith.

          "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

          "Consolidated Debt" means the consolidated Debt of the Borrower and its Subsidiaries, including without limitation the principal amount of the Advances.

          "Contingent Liability" means any agreement, undertaking or arrangement by which any Person (outside the ordinary course of business) guarantees, endorses, acts as surety for or otherwise becomes or is contingently liable for (by direct or indirect agreement, contingent or otherwise, to provide funds for payment by, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Debt, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or for the payment of dividends or other distributions upon the shares of any other Person or undertakes or agrees (contingently or otherwise) to purchase, repurchase, or otherwise acquire or become responsible for any Debt, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition of any other Person, or to make payment or transfer property to any other Person other than for fair value received; provided, however, that obligations of the Borrower or any of its Subsidiaries under Primary Policies or Reinsurance Agreements which are entered into in the ordinary course of business (including security posted to secure obligations thereunder) shall not be deemed to be Contingent Liabilities of such Person for the purposes of this Agreement. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the lesser of (i) the outstanding principal amount (or maximum permitted principal amount, if larger) of the Debt, obligation or other liability guaranteed or supported thereby or (ii) the maximum stated amount so guaranteed or supported.

          "Contractual Obligation" means, relative to any Person, any obligation, commitment or undertaking under any agreement or other instrument to which such Person is a party or by which it or any of its property is bound or subject.

          "Controlled Group" means the Borrower and any corporation, trade or business that is, along with the Borrower, a member of a controlled group of corporations or a controlled group of trades or businesses as described in sections 414(b) and 414(c), respectively, of the Code or in section 4001 of ERISA.

          "Convert", "Conversion" and "Converted" each refers to a conversion of Advances of one Type into Advances of the other Type pursuant to Section
     2.07 or 2.08.

          "DaVinciRe Catastrophe-Linked Security" means any Catastrophe Bond (of the type described in clause (a) of the definition of Catastrophe Bond) issued or otherwise entered into by the Borrower or any of its Insurance Subsidiaries to cede risk which (a) has a scheduled maturity date after the Termination Date and (b) upon the occurrence of catastrophe claims under the terms thereof in excess of a predefined level that is no more remote than a one in 100 (or 1.00%) year or event, is subject to either (i) mandatory forgiveness of repayment at least to the extent of such excess or
     (ii) mandatory conversion into equity of the Borrower or such Subsidiary at least to the extent of such excess. The occurrence of forgiveness or conversion prior to the Termination Date shall not be deemed to violate clause (a) of the preceding sentence.

          "Debt" means, with respect to any Person, at any date, without duplication, (a) all obligations of such Person for borrowed money or in respect of loans or advances (including, without limitation, any such obligation issued by such Person that qualify as Catastrophe Bonds described in clause (a) of the definition thereof net of any escrow established (whether directly or to secure any letter of credit issued to back such Catastrophe Bonds) in connection with such Catastrophe Bonds);
     (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all obligations in respect of letters of credit which have been drawn but not reimbursed by the Person for whose account such letter of credit was issued, and bankers' acceptances issued for the account of such Person; (d) all obligations in respect of Capitalized Leases of such Person; (e) all net Hedging Obligations of such Person; (f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services; (g) Debt of such Person secured by a Lien on property owned or being purchased by such Person (including Debt arising under conditional sales or other title retention agreements) whether or not such Debt is limited in recourse (it being understood, however, that if recourse is limited to such property, the amount of such Debt shall be limited to the lesser of the face amount of such Debt and the fair market value of all property of such Person securing such Debt); (h) any Debt of another Person secured by a Lien on any assets of such first Person, whether or not such Debt is assumed by such first Person (it being understood that if such Person has not assumed or otherwise become personally liable for any such Debt, the amount of the Debt of such person in connection therewith shall be limited to the lesser of the face amount of such Debt and the fair market value of all property of such Person securing such Debt); and (i) any Debt of a partnership in which such Person is a general partner unless such Debt is nonrecourse to such Person; provided that, notwithstanding anything to contrary contained herein, Debt shall not include (w) Contingent Liabilities, (x) issued, but undrawn, letters of credit which have been issued to reinsurance cedents in the ordinary course of business, (y) unsecured current liabilities incurred in the ordinary course of business and paid within 90 days after the due date (unless contested diligently in good faith by appropriate proceedings and, if requested by the Agent, reserved against in conformity with GAAP) other than liabilities that are for money borrowed or are evidenced by bonds, debentures, notes or other similar instruments (except as described in clauses (w) or (x) above) or
     (z) any obligations of such Person under any Reinsurance Agreement or any Primary Policy.

          "Debt to Capital Ratio" means the ratio of (a) Consolidated Debt to
     (b) the sum of Net Worth plus Consolidated Debt.

          "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          "Disclosed Litigation" has the meaning specified in Section 3.01(b).

          "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

          "Effective Date" has the meaning specified in Section 3.01.

          "Eligible Assignee" means (i) a Lender; (ii) an Affiliate of a Lender;
     (iii) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $500,000,000; (iv) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $500,000,000; (v) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having total assets in excess of $500,000,000, so long as such bank is acting through a branch or agency located in the country in which it is organized or another country that is described in this clause (v); (vi) the central bank of any country that is a member of the Organization for Economic Cooperation and Development; (vii) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $500,000,000; and (viii) any other Person approved by the Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 8.07, the Borrower, such approval not to be unreasonably withheld or delayed; provided, however, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations promulgated thereunder and under the Internal Revenue Code, in each case as in effect from time to time. References to sections of ERISA also refer to successor sections.

          "ERISA Event" means, with respect to the Borrower, (a) a Reportable Event (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under regulations issued under section 4043 of ERISA), (b) the withdrawal of the Borrower or any Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in section 4001(a)(2) of ERISA if such withdrawal would have a Material Adverse Effect on the Borrower, or on the Borrower and its Subsidiaries taken as a whole, (c) the filing of a notice of intent to terminate a Plan under a distress termination or the treatment of a Plan amendment as a distress termination under section 4041(c) of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC under section 4042 of ERISA,
     (e) the failure to make required contributions which would result in the imposition of a Lien under section 412 of the Code or section 302 of ERISA, or (f) any other event or condition which might reasonably be expected to constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

          "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

          "Eurodollar Rate" means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum (rounded upward to the nearest whole multiple of 1/16 of 1% per annum) appearing on Telerate Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period or, if for any reason such rate is not available, the rate per annum at which deposits in U.S. dollars are offered by the principal office of Citibank in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to Citibank's Eurodollar Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period. If the Telerate Markets Page 3750 (or any successor page) is unavailable, the Eurodollar Rate for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing shall be determined by the Agent on the basis of the applicable rate furnished to and received by the Agent from Citibank two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.07.

          "Eurodollar Rate Advance" means an Advance that bears interest as provided in Section 2.06(a)(ii).

          "Eurodollar Rate Reserve Percentage" for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

          "Events of Default" has the meaning specified in Section 6.01.

          "Executive Officer" means, as to any Person, the president, the chief financial officer, the chief executive officer, the general counsel, the treasurer or the secretary.

          "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

          "Fiscal Year" means any period of twelve consecutive calendar months ending on the last day of December.

          "Fiscal Quarter" means any quarter of a Fiscal Year.

          "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

          "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Hedging Obligations" means, with respect to any Person, the net liability of such Person under any futures contract or options contract (including property catastrophe futures and options), interest rate swap agreements and interest rate collar agreements and all other agreements or arrangements (other than Retrocession Agreements and Catastrophe Bonds) designed to protect such Person against catastrophic events, fluctuations in interest rates or currency exchange rates.

          "Insurance Code" means, with respect to any Insurance Subsidiary, the Insurance Code of such Insurance Subsidiary's domicile and any successor statute of similar import, together with the regulations thereunder, as amended or otherwise modified and in effect from time to time. References to sections of the Insurance Code shall be construed to also refer to successor sections.

          "Insurance Policies" means policies purchased from insurance companies by the Borrower or any of its Subsidiaries, for its own account to insure against its own liability and property loss (including, without limitation, casualty, liability and workers' compensation insurance), other than Retrocession Agreements.

          "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, with respect to Eurodollar Rate Advances, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

               (a) the Borrower may not select any Interest Period with respect to any Eurodollar Rate Advance that ends after any principal repayment installment date unless, after giving effect to such selection, the aggregate principal amount of Base Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date shall be at least equal to the aggregate principal amount of Advances due and payable on or prior to such date;

               (b) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

               (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

               (d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

          "Insurance Subsidiary" means any Subsidiary of the Borrower which is licensed by any Governmental Authority to engage in the insurance business by issuing Primary Policies or entering into Reinsurance Agreements.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "Invested Assets" means cash, cash equivalents, short term investments, investments held for sale and any other assets which are treated as investments under GAAP, provided that Catastrophe Bonds shall not be deemed to be Invested Assets.

          "Lenders" means the Initial Lenders and each Person that shall become a party hereto pursuant to Section 8.07.

          "Lien" means, when used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person for its own use, consumption or enjoyment which secures payment or performance of any obligation and shall include any mortgage, lien, pledge, encumbrance, charge, retained title of a conditional vendor or lessor, or other security agreement, mortgage, deed of trust, chattel mortgage, assignment, pledge, retention of title, financing or similar statement or notice, or other encumbrance arising as a matter of law, judicial process or otherwise.

          "Loan Documents" means this Agreement, each Note, the Pledge Agreement and all other agreements, instruments, certificates, documents, schedules or other written indicia delivered by the Borrower or any of its Subsidiaries in connection with any of the foregoing.

          "Material Adverse Effect" means, the occurrence of an event (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), which has or could reasonably be expected to have a materially adverse effect on (a) the assets, business, financial condition or operations of the Borrower and its Subsidiaries taken as a whole; or (b) the ability of the Borrower to perform any of its payment or other material obligations under any of the Loan Documents; or (c) the legality, validity, binding effect or enforceability against the Borrower of any Loan Document that by its terms purports to bind the Borrower.

          "Material Insurance Subsidiary" means an Insurance Subsidiary that is also a Material Subsidiary.

          "Material Subsidiary" means (a) DaVinci Reinsurance Ltd. and (b) each other Subsidiary of the Borrower that either (i) as of the end of the most recently completed Fiscal Year of the Borrower for which audited financial statements are available, has assets that exceed 10% of the total consolidated assets of the Borrower and all its Subsidiaries as of the last day of such period or (ii) for the most recently completed Fiscal Year of the Borrower for which audited financial statements are available, has revenues that exceed 10% of the consolidated revenue of the Borrower and all of its Subsidiaries for such period.

          "Moody's" means Moody's Investors Service, Inc.

          "Multiemployer Plan" means a "multiemployer plan" as defined in section 4001(a)(3) of ERISA, and to which the Borrower or any of the Subsidiaries is making, or is obligated to make, contributions, or has made, or has been obligated to make, contributions.

          "Net Worth" means the sum of (a) the shareholders equity, calculated in accordance with GAAP, plus (b) any other preferred shares of the Borrower and its consolidated Subsidiaries which shall not be redeemable before the Termination Date.

          "Note" means a promissory note of the Borrower payable to the order of any Lender, delivered pursuant to a request made under Section 2.15 in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Advances made by such Lender.

          "Notice of Borrowing" has the meaning specified in Section 2.02(a).

          "Ordinary Course Litigation" is defined in Section 4.01(d).

          "Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

          "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

          "Permitted Investment" means, at any time:

               (a) any evidence of Debt issued or guaranteed by the United States Government;

               (b) commercial paper, maturing not more than one year from the date of issue, which is issued by (i) a corporation (except an Affiliate of the Borrower) rated at least A-2 by S&P, P-2 by Moody's or D-2 by Duff & Phelps Credit Rating Company, or (ii) any Lender (or its holding company);

               (c) any certificate of deposit or bankers' acceptance or eurodollar time deposit, maturing not more than one year after the date of issue, which is issued by either (i) a financial institution which is rated at least BBB- by S&P or Duff & Phelps Credit Rating Company or Baa3 by Moody's or 2 or above by the National Association of Insurance Commissioners, or (ii) any Lender;

               (d) any repurchase agreement with a term of one year or less which (i) is entered into with (A) any Lender, or (B) any other commercial banking institution of the stature referred to in clause
          (c)(i), and (ii) is secured by a fully perfected Lien in any obligation of the type described in any of clauses (a) through (c) that has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder;

               (e) investments in money market funds that invest solely in Permitted Investments described in clauses (a) through (d);

               (f) investments in short-term asset management accounts offered by any Lender for the purpose of investing in loans to any corporation (other than an Affiliate of the Borrower) organized under the laws of any state of the United States or of the District of Columbia and rated at least A-1 by S&P or P-1 by Moody's;

               (g) investments in non-equity securities which are rated at least BBB- by S&P or Duff & Phelps Credit Rating Company or Baa3 by Moody's or 2 or above by the National Association of Insurance Commissioners;

               (h) investments in non-equity securities which are not rated but are determined by the Borrower's investment managers to be of comparable quality to investments permitted under clause (g); provided, however, that as promptly as practicable upon receipt of a written notice from the Agent or the Required Lenders stating that an investment is not permitted under this clause (h), the Borrower shall sell such investment; and

               (i) investments in preferred equity interests issued by Renaissance Investment Holdings Ltd., provided that the assets thereof are invested solely in Permitted Investments described in clauses (a) through (h).


          "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

          "Plan" means any "employee pension benefit plan," as such term is defined in ERISA, which is subject to Title IV of ERISA (other than a "Multiemployer Plan"), and as to which any entity in the Controlled Group has or may have any liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA for any time within the preceding five years or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

          "Pledge Agreement" has the meaning specified in Section 3.01.

          "Primary Policies" means any insurance policies issued by an Insurance Subsidiary.

          "Public Debt Rating" means, as of any date, the lowest rating that has been most recently announced by either S&P or Moody's, as the case may be, for any class of non-credit enhanced long-term senior unsecured debt issued by the Borrower. For purposes of the foregoing, (a) if only one of S&P and Moody's shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage shall be determined by reference to the available rating; (b) if neither S&P nor Moody's shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage will be set two levels below the Financial Strength Rating for DaVinci Reinsurance Ltd. issued by either S&P or Moody's (e.g., a Financial Strength Rating of "A" issued by S&P would equate to an implied senior unsecured debt rating of BBB+ ); (c) if the ratings established by S&P and Moody's shall fall within different levels, the Applicable Margin and the Applicable Percentage shall be based upon the higher rating, unless the difference between such ratings is two or more levels, in which case the Applicable Margin and the Applicable Percentage shall be based upon the rating that is one level below the higher of such ratings; (d) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (e) if S&P or Moody's shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be.

          "Register" has the meaning specified in Section 8.07(d).

          "Reinsurance Agreements" means any agreement, contract, treaty, certificate or other arrangement whereby the Borrower or any Subsidiary agrees to assume from or reinsure an insurer or reinsurer all or part of the liability of such insurer or reinsurer under a policy or policies of insurance issued by such insurer or reinsurer, including (for purposes of this Agreement) Catastrophe Bonds.

          "Required Lenders" means at any time Lenders owed at least a majority in interest of the then aggregate unpaid principal amount of the Advances owing to Lenders, or, if no such principal amount is then outstanding, Lenders having at least a majority in interest of the Commitments.

          "Requirement of Law" for any Person means the Organization Documents of such Person, and any law, treaty, rule, ordinance or regulation or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Retrocession Agreement" means any agreement, treaty, certificate or other arrangement whereby any Insurance Subsidiary cedes to another insurer all or part of such Insurance Subsidiary's liability under a policy or policies of insurance reinsured by such Insurance Subsidiary.

          "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

          "SAP" means, as to each Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the Authority (or other similar authority) in such Insurance Subsidiary's domicile for the preparation of Annual Statements and other financial reports by insurance corporations of the same type as such Insurance Subsidiary.

          "Shareholders Agreement" means the Amended and Restated Shareholders Agreement dated as of December 20, 2001 among the Borrower, DaVinci Reinsurance Ltd. and the shareholders listed form time to time to Schedule I thereto.

          "Statutory Financial Statements" is defined in Section 4.01(b).

          "Subsidiary" means a Person of which the indicated Person and/or its other Subsidiaries, individually or in the aggregate, own, directly or indirectly, such number of outstanding shares or other equity interests as have at the time of any determination hereunder more than 50% of the ordinary voting power. Unless otherwise specified, "Subsidiary" means a Subsidiary of the Borrower.

          "Termination Date" means the earlier of April 19, 2005 and the date of termination in whole of the Commitments pursuant to Section 2.04 or 6.01.

          "Welfare Plan" means any "employee welfare benefit plan" as such term is defined in ERISA, as to which the Borrower has any liability.

     SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

     SECTION 1.03. Accounting Terms. Unless otherwise defined or the context otherwise requires, all financial and accounting terms used herein or in any of the Loan Documents or any certificate or other document made or delivered pursuant hereto shall be defined in accordance with GAAP or SAP, as the context may require. When used in this Agreement, the term "financial statements" shall include the notes and schedules thereto. In addition, when used herein, the terms "best knowledge of" or "to the best knowledge of" any Person shall mean matters within the actual knowledge of such Person (or an Executive Officer or general partner of such Person) or which should have been known by such Person after reasonable inquiry.

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

     SECTION 2.01. The Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate amount not to exceed at any time outstanding such Lender's Commitment. Each Borrowing shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment, the Borrower may borrow under this Section 2.01, prepay pursuant to
Section 2.09 and reborrow under this Section 2.01.

     SECTION 2.02. Making the Advances. (a) Each Borrowing shall be made on notice, given not later than (x) 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances or (y) 11:00 A.M. (New York City time) on the first Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Agent, which shall give to each Lender prompt notice thereof by telecopier or telex. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telephone, confirmed immediately in writing, or telecopier or telex in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing, and (iv) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Lender shall, before 11:00 A.M. (New York City time) on the date of such Borrowing make available for the account of its Applicable Lending Office to the Agent at the Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower at the Agent's address referred to in Section 8.02.

     (b) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances for any Borrowing if the aggregate amount of such Borrowing is less than $5,000,000 or if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.07 or 2.11 and (ii) the Eurodollar Rate Advances may not be outstanding as part of more than six separate Borrowings.

     (c) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in
Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

     (d) Unless the Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Agent such Lender's ratable portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement.

     (e) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

     SECTION 2.03. Fees. (a) Upfront Fee. The Borrower agrees to pay to the Agent for the account of each Lender an upfront fee equal to 0.05% of such Lender's Commitment on the Effective Date, payable on the Effective Date.

     (b) Commitment Fee. The Borrower agrees to pay to the Agent for the account of each Lender a commitment fee on the aggregate amount of such Lender's unused Commitment from the date hereof in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date at a rate per annum equal to the Applicable Percentage in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December, commencing June 30, 2002, and on the Termination Date.


     (c) Agent's Fees. The Borrower shall pay to the Agent for its own account such fees as may from time to time be agreed between the Borrower and the Agent.

     SECTION 2.04. Termination or Reduction of the Commitments. (a) Optional. The Borrower shall have the right, upon at least three Business Days' notice to the Agent, to terminate in whole or permanently reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that each partial reduction shall be in the aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

          (b) Mandatory. On the second anniversary of the Effective Date, if the Required Lenders have made the amortization election in accordance with
     Section 2.05 prior to such date, and on each date that is three months after such second anniversary, the Commitments of the Lenders shall be automatically and permanently reduced on a pro rata basis by $10,000,000 on each such date.

     SECTION 2.05. Repayment of Advances. The Borrower shall repay to the Agent for the ratable account of the Lenders on the Termination Date the aggregate principal amount of the Advances then outstanding. In addition, if the Agent, at the direction of the Required Lenders, gives the Borrower notice not later than 60 days prior to the second anniversary of the Effective Date that the Commitments of the Lenders will amortize as set forth in Section 2.04(b), the Borrower shall, on each Business Day, repay to the Agent for the ratable account of the Lenders the amount by which the aggregate principal amount of the Advances exceeds the aggregate Commitments after giving effect to such reduction on such day, together with accrued interest to the date of such payment on the principal amount so repaid.

     SECTION 2.06. Interest on Advances. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

          (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (x) the Base Rate in effect from time to time plus (y) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

          (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (x) the Eurodollar Rate for such Interest Period for such Advance plus (y) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

     (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default, the Agent may, and upon the request of the Required Lenders shall, require the Borrower to pay interest ("Default Interest") on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above, provided, however, that following acceleration of the Advances pursuant to Section 6.01, Default Interest shall accrue and be payable hereunder whether or not previously required by the Agent.

     SECTION 2.07. Interest Rate Determination. (a) Citibank agrees to furnish to the Agent timely information for the purpose of determining each Eurodollar Rate. The Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.06(a)(i) or (ii), and the rate, if any, furnished by Citibank for the purpose of determining the interest rate under Section 2.06(a)(ii).

     (b) If, with respect to any Eurodollar Rate Advances, the Required Lenders notify the Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Agent shall forthwith so notify the Borrower and the Lenders, whereupon (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

     (c) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Agent will forthwith so notify the Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

     (d) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Advances shall automatically Convert into Base Rate Advances.

     (e) Upon the occurrence and during the continuance of any Event of Default,
(i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

     (f) If Telerate Markets Page 3750 (or any successor page) is unavailable and Citibank shall fail to furnish timely information to the Agent for determining the Eurodollar Rate for any Eurodollar Rate Advances,

          (i) the Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Eurodollar Rate Advances,

          (ii) each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if any Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

          (iii) the obligation of the Lenders to make Eurodollar Rate Advances or to Convert Advances into Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

     SECTION 2.08. Optional Conversion of Advances. The Borrower may on any Business Day, upon notice given to the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.07 and 2.11, Convert all Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b) and no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(b). Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted, and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for each such Advance. Each notice of Conversion shall be irrevocable and binding on the Borrower.

     SECTION 2.09. Prepayments of Advances. The Borrower may, upon notice at least three Business Days' prior to the date of such prepayment, in the case of Eurodollar Rate Advances, and not later than 11:00 A.M. (New York City time) on the date of such prepayment, in the case of Base Rate Advances, to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) in the event of any such prepayment of a Eurodollar Rate Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(c).

     SECTION 2.10. Increased Costs. (a) If, after the Effective Date, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances (excluding for purposes of this Section 2.10 any such increased costs resulting from (i) Taxes or Other Taxes (as to which Section 2.13 shall govern) and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

     (b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) introduced after the Effective Date affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Agent), the Borrower shall pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. A certificate as to such amounts submitted to the Borrower and the Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

     (c) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred more than 90 days prior to the date that such Lender notifies the Borrower and the Agent of any event described in paragraph (a) or (b) of this Section (a "Change in Law") which gives rise to such increased costs and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

     SECTION 2.11. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, (a) each Eurodollar Rate Advance of such Lender will automatically, upon such demand, Convert into a Base Rate Advance and (b) the obligation of such Lender to make Eurodollar Rate Advances or to Convert Advances into Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and such Lender that the circumstances causing such suspension no longer exist.

     SECTION 2.12. Payments and Computations. (a) The Borrower shall make each payment hereunder, irrespective of any right of counterclaim or set-off, not later than 1:00 P.M. (New York City time) on the day when due in U.S. dollars to the Agent at the Agent's Account in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or fees ratably (other than amounts payable pursuant to Section 2.10, 2.11, 2.13 or 8.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
Section 8.07(c), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

     (b) The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under the Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender any amount so due.

     (c) All computations of interest based on the Base Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of fees shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

     (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

     (e) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.

     SECTION 2.13. Taxes. (a) Any and all payments by the Borrower to or for the account of any Lender or the Agent hereunder or under the Notes or any other documents to be delivered hereunder shall be made, in accordance with Section
2.12 or the applicable provisions of such other documents, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its overall net income, and taxes imposed on it in lieu of net income taxes, by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its overall net income, and taxes imposed on it in lieu of net income taxes, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or any other documents to be delivered hereunder to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.13) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (b) In addition, the Borrower shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or any other documents to be delivered hereunder or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes or any other documents to be delivered hereunder (hereinafter referred to as "Other Taxes").

     (c) The Borrower shall indemnify each Lender and the Agent for and hold it harmless against the full amount of Taxes or Other Taxes (including, without limitation, taxes of any kind imposed or asserted by any jurisdiction on amounts payable under this Section 2.13) imposed on or paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor.

     (d) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing such payment to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Agent.

     (e) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as reasonably requested in writing by the Borrower (but only so long as such Lender remains lawfully able to do so), shall provide each of the Agent and the Borrower with two original Internal Revenue Service forms W-8BEN or W-8ECI, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the Assignment and Acceptance pursuant to which a Lender assignee becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form W-8BEN or W-8ECI, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

     (f) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form, certificate or other document described in Section 2.13(e) (other than if such failure is due to a change in law, or in the interpretation or application thereof, occurring subsequent to the date on which a form, certificate or other document originally was required to be provided, or if such form, certificate or other document otherwise is not required under subsection (e) above), such Lender shall not be entitled to indemnification under

Section 2.13(a) or (c) with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form, certificate or other document required hereunder, the Borrower shall take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes.

     SECTION 2.14. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances owing to it (other than pursuant to Section 2.10, 2.11, 2.13 or 8.04(c)) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.14 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

     SECTION 2.15. Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder in respect of Advances. The Borrower agrees that upon notice by any Lender to the Borrower (with a copy of such notice to the Agent) to the effect that a Note is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender, the Borrower shall promptly execute and deliver to such Lender a Note payable to the order of such Lender in a principal amount up to the Commitment of such Lender.

     (b) The Register maintained by the Agent pursuant to Section 8.07(d) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iv) the amount of any sum received by the Agent from the Borrower hereunder and each Lender's share thereof.

     (c) Entries made in good faith by the Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

     SECTION 2.16. Use of Proceeds. The proceeds of the Advances shall be available (and the Borrower agrees that it shall use such proceeds) solely for general corporate purposes of the Borrower and its Subsidiaries.

                                  ARTICLE III

                     CONDITIONS TO EFFECTIVENESS AND LENDING

     SECTION 3.01. Conditions Precedent to Effectiveness of Section 2.01.
Section 2.01 of this Agreement shall become effective on and as of the first date (the "Effective Date") on which the following conditions precedent have been satisfied:

          (a) Since December 31, 2001 there shall have occurred no event or circumstance that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

          (b) There shall exist no action, suit, investigation, litigation or proceeding affecting the Borrower or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the transactions contemplated hereby.

          (c) All governmental and third party consents and approvals necessary in connection with the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not acceptable to the Lenders) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.

          (d) The Borrower shall have notified each Lender and the Agent in writing as to the proposed Effective Date.

          (e) The Borrower shall have paid all accrued fees and expenses of the Agent and the Lenders (including the accrued fees and expenses of counsel to the Agent).

          (f) On the Effective Date, the following statements shall be true and the Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of the Borrower, dated the Effective Date, stating that:

               (i) The representations and warranties contained in each Loan Document are correct on and as of the Effective Date (except any representation that speaks as of a specified prior date), and

               (ii) No event has occurred and is continuing that constitutes a Default.

          (g) The Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance satisfactory to the Agent and (except for the Notes) in sufficient copies for each Lender:

               (i) The Notes to the order of the Lenders to the extent requested by any Lender pursuant to Section 2.15.

               (ii) A pledge agreement in substantially the form of Exhibit D hereto (as amended, the "Pledge Agreement"), duly executed by the Borrower, together with:

                    (A) A duly executed Control Agreement executed by the
               Borrower and Mellon Bank, N.A., and

                    (B) evidence that all other action that the Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Pledge Agreement has been taken.

               (iii) Certified copies of the resolutions of the Board of Directors of the Borrower approving the Loan Documents, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Loan Documents.

               (iv) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign the Loan Documents and the other documents to be delivered hereunder.

               (v) A favorable opinion of Willkie Farr & Gallagher, New York counsel for the Borrower and a favorable opinion of Conyers Dill & Pearman, Bermuda counsel for the Borrower, substantially in the form of Exhibit E-1 and E-2, respectively, hereto and as to such other matters as any Lender through the Agent may reasonably request.

               (vi) A favorable opinion of Shearman & Sterling, counsel for the Agent, in form and substance satisfactory to the Agent.

               (vii) A copy of the unaudited consolidated balance sheets of the Borrower and its Subsidiaries, as of December 31, 2001 and the related consolidated statements of income and cash flows for the Fiscal Year then ended, all prepared in accordance with GAAP (subject to normal year-end adjustments and except that footnote and schedule disclosure may be abbreviated) and the related consolidating balance sheets and income statements for such period, accompanied by the certification of the chief executive officer, chief financial officer or treasurer of the Borrower that all such financial statements are complete and correct and present fairly in accordance with GAAP (subject to normal year-end adjustments) the consolidated results of operations and cash flows of the Borrower as at the end of such Fiscal Year and for the period then ended.

     SECTION 3.02. Conditions Precedent to Each Borrowing. The obligation of each Lender to make an Advance on the occasion of each Borrowing shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Borrowing (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing such statements are true):

          (i) the representations and warranties contained in each Loan Document are correct on and as of such date (except any representation that speaks as of a specified prior date), before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and

          (ii) no event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, that constitutes a Default;

and (b) the Agent shall have received such other approvals, opinions or documents as any Lender through the Agent may reasonably request.

     SECTION 3.03. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that the Borrower, by notice to the Lenders, designates as the proposed Effective Date, specifying its objection thereto. The Agent shall promptly notify the Lenders of the occurrence of the Effective Date.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

          (a) Due Organization, Authorization, etc. Each of the Borrower and each Material Subsidiary (i) is a corporation duly organized, validly existing and (to the extent applicable) in good standing under the laws of its jurisdiction of incorporation, (ii) is duly qualified to do business and (to the extent applicable) in good standing in each jurisdiction where, because of the nature of its activities or properties, such qualification is required except where the failure to qualify would not have a Material Adverse Effect, which jurisdictions are set forth with respect to the Borrower and each Material Subsidiary on Schedule 4.01(a) as revised from time to time by the Borrower pursuant to Section 5.01(a)(xii), (iii) has the requisite corporate power and authority and the right to own and operate its properties, to lease the property it operates under lease, and to conduct its business as now and proposed to be conducted, and (iv) has obtained all material licenses, permits, consents or approvals from or by, and has made all filings with, and given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct (including, without limitation, the consummation of the transactions contemplated by this Agreement) as to each of the foregoing, except where the failure to do so would not have a Material Adverse Effect. The execution, delivery and performance by the Borrower of this Agreement and the consummation of the transactions contemplated hereby and thereby are within its corporate powers and have been duly authorized by all necessary corporate action (including, without limitation, shareholder approval, if required). Each of the Borrower and its Subsidiaries has received all other material consents and approvals (if any shall be required) necessary for such execution, delivery and performance, and such execution, delivery and performance do not and will not contravene or conflict with, or create a Lien or right of termination or acceleration under, any Requirement of Law or Contractual Obligation binding upon the Borrower or such Material Subsidiaries. This Agreement and each of the Loan Documents is (or when executed and delivered will be) the legal, valid, and binding obligation of the Borrower enforceable against the Borrower in accordance with its respective terms; provided that the Borrower assumes for purposes of this Section 4.01(a) that this Agreement and the other Loan Documents have been validly executed and delivered by each of the parties thereto other than the Borrower.

          (b) Statutory Financial Statements. All books of account of each Insurance Subsidiary fully and fairly disclose all of the transactions, properties, assets, investments, liabilities and obligations of such Insurance Subsidiary and all of such books of account are in the possession of each Insurance Subsidiary and are true, correct and complete in all material respects.

          (c) GAAP Financial Statements. (i) With respect to any representation and warranty which is deemed to be made after the date hereof by the Borrower, the balance sheet and statements of operations, of shareholders' equity and of cash flow, which as of such date shall most recently have been furnished by or on behalf of the Borrower to each Lender for the purposes of or in connection with this Agreement or any transaction contemplated hereby, shall have been prepared in accordance with GAAP consistently applied (except as disclosed therein and, in the case of interim financial statements, for the absence of footnote disclosures), and shall present fairly the consolidated financial condition of the corporations covered thereby as at the dates thereof for the periods then ended, subject, in the case of quarterly financial statements, to normal year-end audit adjustments.

          (ii) Except as set forth on Schedule 4.01(c)(ii), there has been no change in the business, assets, operations or financial condition of the Borrower or any Subsidiary which has had or could reasonably be expected to have a Material Adverse Effect since December 31, 2001.

          (d) Litigation and Contingent Liabilities. (a) Except as set forth (including estimates of the dollar amounts involved) in Schedule 4.01(d) hereto and (b) except for claims which are covered by Insurance Policies, coverage for which has not been denied in writing, or which relate to Primary Policies or Reinsurance Agreements issued by the Borrower or its Subsidiaries or to which it is a party entered into by the Borrower or its Subsidiaries in the ordinary course of business (referred to herein as "Ordinary Course Litigation"), no claim, litigation (including, without limitation, derivative actions), arbitration, governmental investigation or proceeding or inquiry is pending or threatened against the Borrower or any of its Subsidiaries (i) which would, if adversely determined, have a Material Adverse Effect or (ii) which relates to any of the transactions contemplated hereby, and there is no basis known to the Borrower for any of the foregoing. Other than any liability incident to such claims, litigation or proceedings, the Borrower has no material Contingent Liabilities not provided for or referred to in the financial statements delivered pursuant to Section 4.01(c)(iii).

          (e) Employee Benefit Plans. Set forth on Schedule 4.01(e) as revised from time to time by the Borrower pursuant to Section 5.01(a)(xii) is a list of all welfare plans and all pension plans, within the meaning of sections 3(1) and (2) of ERISA, respectively, which, to the knowledge of the Borrower, are maintained with respect to employees of the Borrower or its Subsidiaries. Also set forth in Schedule 4.01(e) as revised from time to time by the Borrower pursuant to Section 5.01(a)(xii) is a list of all Multiemployer Plans, all Welfare Plans and all Plans which the Borrower has adopted or expects to adopt.

          (f) Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled by an investment company," within the meaning of the Investment Company Act of 1940, as amended.

          (g) Regulations U and X. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock. None of the Borrower, any of its Subsidiaries, any Affiliate of any of them or any Person acting on their behalf has taken or will take action to cause the execution, delivery or performance of this Agreement, the making or existence of the Advances or the use of proceeds of Advances to violate Regulations U or X of the FRB.

          (h) Proceeds. The proceeds of the Advances will be used for the repayment of $100,000,000 of Debt owed to RenaissanceRe Holdings, Ltd. and for other general corporate purposes (including capital contributions to Subsidiaries and acquisitions permitted under Section 5.02(c)). None of such proceeds will be used in violation of applicable law, and none of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any margin stock as defined in Regulation U of the FRB.

          (i) Insurance. The Borrower and its Material Subsidiaries are in substantial compliance with all material conditions contained in their Insurance Policies.

          (j) Ownership of Properties. On the date of any Advance, the Borrower and its Material Subsidiaries will have good title to all of their respective material properties and assets, real and personal, of any nature whatsoever.

          (k) Accuracy of Information. All factual written information furnished heretofore or contemporaneously herewith by or on behalf of the Borrower or any of its Subsidiaries to the Agent or the Lenders for purposes of or in connection with this Agreement or any of the transactions contemplated hereby, as supplemented to the date hereof, is and all other such factual written information hereafter furnished by or on behalf of the Borrower or any of its Subsidiaries to the Agent or the Lenders will be, true and accurate in every material respect on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading.

          (l) Subsidiaries. Schedule 4.01(l) as updated from time to time pursuant to Section 5.01(a)(xii) contains a complete list of the Borrower's Subsidiaries indicating which Subsidiaries are Material Subsidiaries.

          (m) Insurance Licenses. Schedule 4.01(m) as revised from time to time by the Borrower pursuant to Section 5.01(a)(xii) lists all of the jurisdictions in which any of the Insurance Subsidiaries hold licenses (including, without limitation, licenses or certificates of authority from applicable insurance departments), permits or authorizations to transact insurance and reinsurance business (collectively, the "Licenses"). Except as set forth on Schedule 4.01(m), to the best of the Borrower's knowledge, no such License is the subject of a proceeding for suspension or revocation or any similar proceedings, there is no sustainable basis for such a suspension or revocation, and no such suspension or revocation is threatened by the Department. Schedule 4.01(m) as revised from time to time by the Borrower pursuant to Section 5.01(a)(xii) indicates the line or lines of insurance which each such Insurance Subsidiary is permitted to be engaged in with respect to each License therein listed. The Insurance Subsidiaries do not transact any insurance business, directly or indirectly, in any jurisdiction other than those enumerated on Schedule 4.01(m) as revised from time to time by the Borrower pursuant to Section 5.01(a)(xii) hereto, where such business requires that any such Insurance Subsidiary obtain any license, permit, governmental approval, consent or other authorization.

          (n) Taxes. The Borrower and each of its Subsidiaries has filed all tax returns that are required to be filed by it, and has paid or provided adequate reserves for the payment of all material taxes, including, without limitation, all payroll taxes and federal and state withholding taxes, and all assessments payable by it that have become due, other than (a) those that are not yet delinquent or that are disclosed on Schedule 4.01(n) and are being contested in good faith by appropriate proceedings and with respect to which reserves have been established, and are being maintained, in accordance with GAAP or (b) those which the failure to file or pay would not have a Material Adverse Effect. Except as set forth in Schedule 4.01(n), on the Effective Date there is no ongoing audit or, to the Borrower's knowledge, other governmental investigation of the tax liability of the Borrower or any of its Subsidiaries and there is no unresolved claim by a taxing authority concerning the Borrower's or any such Subsidiary's tax liability, for any period for which returns have been filed or were due. As used in this Section 4.01(n), the term "taxes" includes all taxes of any nature whatsoever and however denominated, including, without limitation, excise, import, governmental fees, duties and all other charges, as well as additions to tax, penalties and interest thereon, imposed by any government or instrumentality, whether federal, state, local, foreign or other.

          (o) Securities Laws. Neither the Borrower nor any Affiliate, nor anyone acting on behalf of any such Person, has directly or indirectly offered any interest in the Advances for sale to, or solicited any offer to acquire any such interest from, or has sold any such interest to any Person that would subject the issuance or sale of the Advances or any other liability to registration under the Securities Act of 1933, as amended.

          (p) Compliance with Laws. Neither the Borrower nor any of its Subsidiaries is in violation of any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any Governmental Authority, if the effect of such violation could reasonably be expected to have a Material Adverse Effect and, to the best of the Borrower's knowledge, no such violation has been alleged and each of the Borrower and its Subsidiaries (i) has filed in a timely manner all reports, documents and other materials required to be filed by it with any Governmental Authority, if such failure to so file could reasonably be expected to have a Material Adverse Effect; and the information contained in each of such filings is true, correct and complete in all material respects and (ii) has retained all records and documents required to be retained by it pursuant to any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any Governmental Authority, if the failure to so retain such records and documents could reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE V

                            COVENANTS OF THE BORROWER

     SECTION 5.01. Affirmative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will:

          (a) Reports, Certificates and Other Information. Furnish or cause to be furnished to the Agent and the Lenders:

               (i) GAAP Financial Statements:

                    (A) Within 50 days after the close of each of the first
               three Fiscal Quarters of each Fiscal Year of the Borrower, a copy of the unaudited consolidated balance sheets of the Borrower and its Subsidiaries, as of the close of such quarter and the related consolidated statements of income and cash flows for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter, all prepared in accordance with GAAP (subject to normal year-end adjustments and except that footnote and schedule disclosure may be abbreviated) and the related consolidating balance sheets and income statements for such period and accompanied by the certification of the chief executive officer, chief financial officer or treasurer of the Borrower that all such financial statements are complete and correct and present fairly in accordance with GAAP (subject to normal year-end adjustments) the consolidated results of operations and cash flows of the Borrower as at the end of such Fiscal Quarter and for the period then ended.

                    (B) Within 95 days after the close of each Fiscal Year, a
               copy of the annual financial statements of the Borrower and its Subsidiaries commencing December 31, 2002, consisting of audited consolidated and unaudited consolidating balance sheets and audited consolidated and unaudited consolidating statements of income and retained earnings and cash flows, setting forth in comparative form the consolidated figures for the previous Fiscal Year, which financial statements shall be prepared in accordance with GAAP, certified without material qualification by the independent certified public accountants regularly retained by the Borrower, or any other firm of independent certified public accountants of recognized national standing selected by the Borrower and reasonably acceptable to the Required Lenders that all such financial statements are complete and correct and present fairly in accordance with GAAP the consolidated financial position and the consolidated results of operations and cash flows of the Borrower and its Subsidiaries as at the end of such year and for the period then ended.

                    (C) On or before May 30, 2002, a copy of the annual
               financial statements of the Borrower and its Subsidiaries for the year ended December 31, 2001, consisting of audited consolidated and unaudited consolidating balance sheets and audited consolidated and unaudited consolidating statements of income and retained earnings and cash flows, which financial statements shall be prepared in accordance with GAAP, certified without material qualification by the independent certified public accountants regularly retained by the Borrower, or any other firm of independent certified public accountants of recognized national standing selected by the Borrower and reasonably acceptable to the Required Lenders that all such financial statements are complete and correct and present fairly in accordance with GAAP the consolidated financial position and the consolidated results of operations and cash flows of the Borrower and its Subsidiaries as at the end of such year and for the period then ended.

                    (D) On each date that financial statements are delivered
               pursuant to Section 5.01(a)(i)(A), (B) or (C), a schedule in form and substance satisfactory to the Agent setting forth claims schedule detail.

               (ii) Tax Returns. If requested by the Agent, copies of all federal, state, local and foreign tax returns and reports in respect of income, franchise or other taxes on or measured by income (excluding sales, use or like taxes) filed by the Borrower or any of its Subsidiaries.

               (iii) SAP Financial Statements. Within 5 days after the date filed with the Authority for each of its Fiscal Years, but in any event within 125 days after the end of each Fiscal Year of each Insurance Subsidiary, a copy of the Annual Statement of such Insurance Subsidiary commencing December 31, 2002, for such Fiscal Year, if any, required by the Authority to be filed, each of which statements delivered to be prepared in accordance with SAP and accompanied by the certification of the chief financial officer or chief executive officer of such Insurance Subsidiary that such financial statement is complete and correct and presents fairly in accordance with SAP the financial position of such Insurance Subsidiary for the period then ended.

               (iv) Notice of Default, Etc. Immediately after an Executive Officer of the Borrower knows or has reason to know of the existence of any Default, or any development or other information which would have a Material Adverse Effect, telephonic or telegraphic notice specifying the nature of such Default or development or information, including the anticipated effect thereof, which notice shall be promptly confirmed in writing within two (2) Business Days.

               (v) Other Information. The following certificates and other information related to the Borrower:

                    (A) Within five (5) Business Days of receipt, a copy of any financial examination reports by a Governmental Authority with respect to its Insurance Subsidiaries relating to the insurance business of its Insurance Subsidiaries (when, and if, prepared); provided, the Borrower shall only be required to deliver any interim report hereunder at such time as Borrower has knowledge that a final report will not be issued and delivered to the Agent within 90 days of any such interim report.

                    (B) Copies of all filings (other than nonmaterial tax and
               insurance rate and other ministerial regulatory filings) with Governmental Authorities by the Borrower or any Material Subsidiary not later than five (5) Business Days after such filings are made, including, without limitation, filings which seek approval of Governmental Authorities with respect to transactions between the Borrower or such Material Subsidiary and its Affiliates.

                    (C) Within five (5) Business Days of such notice, notice of proposed or actual suspension, termination or revocation of any material License of any Insurance Subsidiary by any Governmental Authority or of receipt of notice from any Governmental Authority notifying the Borrower or any Insurance Subsidiary of a hearing relating to such a suspension, termination or revocation, including any request by a Governmental Authority which commits the Borrower or any Insurance Subsidiary to take, or refrain from taking, any action or which otherwise materially and adversely affects the authority of the Borrower or any Insurance Subsidiary to conduct its business.

                    (D) Within five (5) Business Days of such notice, notice of any pending or threatened investigation or regulatory proceeding (other than routine periodic investigations or reviews) by any Governmental Authority concerning the business, practices or operations of the Borrower or any Insurance Subsidiary.

                    (E) Simultaneously with delivery of the financial statements provided pursuant to Section 5.01(a)(i)(A), a list of all investments (including, without limitation, Permitted Investments) of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter.

                    (F) Promptly, notice of any actual or, to the best of the
               Borrower's knowledge, proposed material changes in the Insurance Code governing the investment or dividend practices of any Insurance Subsidiary.

                    (G) Promptly, such additional financial and other
               information as the Agent may from time to time reasonably request.

               (vi) Compliance Certificates. Concurrently with the delivery to the Agent of the GAAP financial statements under Sections 5.01(a)(i)(A) and 5.01(a)(i)(B), for each Fiscal Quarter and Fiscal Year of the Borrower, and at any other time no later than thirty (30) Business Days following a written request of the Agent, a duly completed Compliance Certificate, signed by the chief financial officer, treasurer or controller of the Borrower, containing, among other things, a computation of, and showing compliance with, each of the applicable financial ratios and restrictions contained in Sections 5.02(a), 5.02(b) and 5.02(j), and to the effect that, to the best of such officer's knowledge, as of such date no Default has occurred and is continuing.

               (vii) Reports to SEC and to Shareholders. Promptly upon the filing or making thereof copies of (A) each filing and report made by the Borrower or any of its Material Subsidiaries with or to any securities exchange or the Securities and Exchange Commission and (B) each communication from the Borrower to shareholders generally.

               (viii) Notice of Litigation and ERISA. Promptly upon learning of the occurrence of any of the following, written notice thereof, describing the same and the steps being taken by the Borrower with respect thereto: (A) the institution of, or any adverse determination in, any litigation, arbitration proceeding or governmental proceeding (including any Internal Revenue Service or Department of Labor proceeding with respect to any Plan or Welfare Plan) which could, if adversely determined, be reasonably expected to have a Material Adverse Effect and which is not Ordinary Course Litigation, (B) an ERISA Event, and an event with respect to any Plan which could result in the incurrence by the Borrower or any of its Subsidiaries of any material liability (other than a liability for contributions or premiums), fine or penalty, (C) the commencement of any dispute which might lead to the modification, transfer, revocation, suspension or termination of this Agreement or any Loan Document or (D) any event which could be reasonably expected to have a Material Adverse Effect.

               (ix) Insurance Reports. Within five (5) Business Days of receipt of such notice by the Borrower or its Material Subsidiaries, written notice of any cancellation or material adverse change in any material Insurance Policy carried by the Borrower or any of its Material Subsidiaries.

               (x) List of Directors and Officers and Amendments. Concurrently with the delivery of the financial statements required pursuant to
          Section 5.01(a)(i)(A) and (B), (x) a list of the Executive Officers and Directors of the Borrower and (y) copies of any amendments to the Organization Documents or Shareholders Agreement to the extent such information is not included in the information provided pursuant to
          Section 5.01(a)(vii) and to the extent such information has changed since the last delivery pursuant to this Section.

               (xi) New Subsidiaries. Promptly upon formation or acquisition of any Subsidiary, written notice of the name, purpose and capitalization of such Subsidiary and whether such Subsidiary is a Material Subsidiary.

               (xii) Updated Schedules. From time to time, and in any event concurrently with delivery of the financial statements under Section 5.01(a)(i)(A) and (B), revised Schedules 4.01(a), 4.01(e), 4.01(l) and
          4.01(m), if applicable, showing changes from the Schedules previously delivered.

               (xiii) Other Information. From time to time such other information concerning the Borrower or any Subsidiary as the Agent or any Lender may reasonably request.

          (b) Corporate Existence; Foreign Qualification. Do and cause to be done at all times all things necessary to (i) maintain and preserve the corporate existence of the Borrower and each Material Subsidiary of the Borrower (except that inactive Subsidiaries of the Borrower may be merged out of existence or dissolved), (ii) be, and ensure that each Material Subsidiary of the Borrower is, duly qualified to do business and (to the extent applicable) be in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary unless the failure to be so qualified would not have a Material Adverse Effect, and (iii) do or cause to be done all things necessary to preserve and keep in full force and effect the Borrower's corporate existence.

          (c) Books, Records and Inspections. (i) Maintain, and cause each of its Subsidiaries to maintain., materially complete and accurate books and records in accordance with GAAP and in addition, with respect to each Insurance Subsidiary, SAP, (ii) permit, and cause each of its Subsidiaries to permit, access at reasonable times by the Agent to its books and records, (iii) permit, and cause each of its Subsidiaries to permit, the Agent or its designated representative to inspect at reasonable times its properties and operations, and (iv) permit, and cause each of its Subsidiaries to permit, the Agent to discuss its business, operations and financial condition with its officers and its independent accountants.

          (d) Insurance. Maintain, and cause each of its Material Subsidiaries to maintain, Insurance Policies to such extent and against such hazards and liabilities as is required by law or customarily maintained by prudent companies similarly situated.

          (e) Taxes and Liabilities. Pay, and cause each of its Subsidiaries to pay, when due all material taxes, assessments and other material liabilities except as contested in good faith and by appropriate proceedings with respect to which reserves have been established, and are being maintained, in accordance with GAAP except where failure to pay would not have a Material Adverse Effect.

          (f) Employee Benefit Plans. Maintain, and cause each of its Subsidiaries to maintain, each Plan and Welfare Plan in compliance in all material respects with all applicable Requirements of Law except where failure to so comply would not have a Material Adverse Effect.

          (g) Compliance with Laws. Comply, and cause each of its Subsidiaries to comply, (i) with all federal and local laws, rules and regulations related to its businesses (including, without limitation, the establishment of all insurance reserves required to be established under SAP and applicable laws restricting the investments of the Borrower), and (ii) with all Contractual Obligations binding upon such entity, except in each case where failure to so comply would not in the aggregate have a Material Adverse Effect.

          (h) Maintenance of Permits. Maintain, and cause each of its Subsidiaries to maintain, all permits, licenses and consents as may be required for the conduct of its business by any federal or local government agency or instrumentality except (x) for such permits, licenses and consents related to assets which are sold in accordance with Section 5.02(c) or (y) where failure to maintain the same would not have a Material Adverse Effect.

          (i) Investments. Cause the Invested Assets of the Borrower and its Subsidiaries to be invested at all times so as to be in full compliance with each of the following guidelines: (i) all Invested Assets of each Insurance Subsidiary shall be in compliance with the applicable Insurance Code; and (ii) at least 80% of Invested Assets shall constitute Permitted Investments.

          (j) Conduct of Business. Engage, and cause each Material Subsidiary to engage, primarily in insurance and reinsurance business and related activities.

     SECTION 5.02. Negative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not:

          (a) Debt to Capital Ratio. Not permit the Debt to Capital Ratio (excluding DaVinciRe Catastrophe-Linked Securities) to exceed .30:1.

          (b) Net Worth; Minimum Statutory Capital. Not permit Net Worth to be less than $230,000,000, nor permit capital (as shown on its Statutory Financial Statements) of DaVinci Reinsurance Ltd. to be less than $330,000,000.

          (c) Mergers, Consolidations and Sales. Not, and not permit any of its Subsidiaries to, (i) merge or consolidate, or purchase or otherwise acquire all or substantially all of the assets or stock of any class of, or any partnership or joint venture interest in, any other Person (other than a newly formed Subsidiary or the acquisition of a Subsidiary which complies with clause (ii)(B) of this Section 5.02(c) or the acquisition of shares of a Subsidiary held by minority shareholders), or (ii) sell, transfer, convey or lease all or any substantial part of its assets other than any sale, transfer, conveyance or lease in the ordinary course of business or any sale or assignment of receivables except for (A) any such merger or consolidation, sale, transfer, conveyance, lease or assignment of any wholly owned Subsidiary into, with or to any other wholly owned Subsidiary,
     (B) purchases or acquisitions which comply with Section 5.01(j) provided
     (x) no Default has occurred and is continuing or would result therefrom and
     (y) the purchase price for any single purchase or acquisition does not exceed 50% of Net Worth minus all amounts which in accordance with GAAP would be characterized as intangible assets (including goodwill) as of the date of such purchase or acquisition (calculated on a proforma basis giving effect to such acquisition or purchase) and (z) the aggregate purchase price of all purchases and acquisitions after the Effective Date does not exceed 100% of Net Worth minus all amounts which in accordance with GAAP would be characterized as intangible assets (including goodwill) and (C) sales of assets and capital stock of Subsidiaries that are not Material Subsidiaries, provided that no Default has occurred and is continuing.

          (d) Regulations U and X. Not, and not permit any of its Subsidiaries to, hold margin stock (as such term is defined in Regulation U of the FRB) having a value in excess of 20% of the value of the assets of the Borrower and its Subsidiaries taken as a whole after taking into account the application of the proceeds of the Advances.

          (e) Other Agreements. Not, and not permit any of its Subsidiaries to, enter into any agreement containing any provision which would be violated or breached by the performance of obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith.

          (f) Transactions with Affiliates. Not, and not permit any Subsidiary to, enter into, or cause, suffer or permit to exist, directly or indirectly, any arrangement, transaction or contract with any of its Affiliates unless such arrangement, transaction or contract is on an arm's length basis; provided that (i) transactions between the Borrower and any wholly-owned Subsidiary of the Borrower or between any wholly-owned Subsidiaries of the Borrower, (ii) any transaction expressly contemplated by the Shareholders Agreement or a management agreement with RenaissanceRe Holdings, Ltd or any Subsidiary of RenaissanceRe Holdings Ltd., and (iii) investments described in clause (i) of the definition of "Permitted Investments" shall be excluded from the restrictions set forth in this
     Section 5.02(f).

          (g) Liens. Not, and not permit any of its Subsidiaries to, create or permit to exist any Lien with respect to any assets now or hereafter existing or acquired, except the following: (A) Liens for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (B) easements, party wall agreements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary course of the business of the Borrower and its Subsidiaries taken as a whole; (C) Liens in connection with the acquisition of fixed assets after the date hereof and attaching only to the property being acquired, (D) Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance or other forms of governmental insurance or benefits and Liens pursuant to letters of credit or other security arrangements in connection with such insurance or benefits, (E) mechanics', workers', materialmen's, landlord liens and other like Liens arising in the ordinary course of business in respect of obligations which are not delinquent or which are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (F) liens on Invested Assets pursuant to trust, letter of credit or other security arrangements in connection with Reinsurance Agreements or Primary Policies and (G) Liens listed on
     Schedule 5.02(g) in effect on the date hereof; (H) attachments, judgments and other similar Liens for sums not exceeding $5,000,000 (excluding (x) any portion thereof which is covered by insurance so long as the insurer is reasonably likely to be able to pay and has accepted a tender of defense and indemnification without reservation of rights and (y) all such Liens on assets of Subsidiaries that are not Material Subsidiaries);

     (I) attachments, judgments and other similar Liens for sums of $5,000,000 or more (excluding any portion thereof which is covered by insurance so long as the insurer is reasonably likely to be able to pay and has accepted a tender of defense and indemnification without reservation of rights) provided the execution or other enforcement of such Liens is effectively stayed and claims secured thereby are being actively contested in good faith and by appropriate proceedings and have been bonded off; and (J) Liens pursuant to the Loan Documents.

          (h) Restrictions On Negative Pledge Agreements. Not, and not permit any of its Subsidiaries to enter into or assume any agreement to which it is a party, other than this Agreement which places any restrictions upon the right of the Borrower or any of its Subsidiaries to sell, pledge or otherwise dispose of any material portion of its properties now owned or hereafter acquired other than as permitted under Section 5.02(g), except for such restrictions imposed by any senior unsecured issuance of Debt with an original principal amount in excess of $50,000,000, provided such restrictions are no more restrictive than those under this Agreement.

          (i) No Amendment of Certain Documents. Not enter into or permit to exist any amendment, modification or waiver of the Shareholders Agreement or Organization Documents as in effect on the Effective Date which would
     (i) create or amend redemption provisions applicable to the Borrower's capital stock to provide for mandatory redemption or redemption at the option of the holder prior to the Termination Date as such Date may be extended or (ii) in any manner be materially adverse to the interests of the Lenders.

          (j) Dividends, Etc. Not, and not permit its Subsidiaries to, (i) declare or pay any dividends on any of its capital stock (other than pro rata payments of dividends by a Subsidiary to the Borrower and such Subsidiary's other shareholders), (ii) purchase or redeem any capital stock of the Borrower or any Subsidiary or any warrants, options or other rights in respect of such stock (other than the pro rata purchase or redemption by a Subsidiary of its capital stock, warrants, options or other rights in respect of such stock) or (iii) set aside funds for any of the foregoing (collectively "Restricted Payments"); except that so long as, after giving effect to any such Restricted Payment the Debt to Capital Ratio does not exceed .20:1, (A) the Borrower may declare or pay dividends on any of its Common Shares, provided no Default has occurred and is continuing on the date the Borrower declares such dividend, (B) the Borrower may declare or pay any Restricted Payment described in clause (i) or (ii) above, provided
     (x) no Default has occurred and is continuing on the date of such declaration or payment and (y) except in the case of the purchase of shares of a Subsidiary from minority shareholders of such Subsidiary, after giving effect to such Restricted Payment, the Borrower's Net Worth exceeds $300,000,000 and (C) any Subsidiary may pay any Restricted Payment described in clause (ii) above on a non prorata basis provided no Default has occurred and is continuing on the date of such payment.

          (k) Contingent Liabilities. Not, and not permit its Subsidiaries to, incur Contingent Liabilities in an aggregate principal amount in excess of $175,000,000 at anytime.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

     SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

          (a) Non-Payment of Advances. Default in the payment when due of any principal on the Advances; or

          (b) Non-Payment of Interest, Fees, Etc. Default, and continuance thereof for three (3) Business Days, in the payment when due of interest on the Advances, fees or of any other amount payable hereunder or under the Loan Documents; or

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

          (c) Non-Payment of Other Debt. (i) Default in the payment when due and continuance of such default after any applicable grace period (whether or not such Debt is accelerated) of any other Debt of, or guaranteed by, the Borrower or any of its Material Subsidiaries if the aggregate amount of Debt of the Borrower and/or any of its Material Subsidiaries which is due and payable or which is or maybe accelerated, by reason of such default or defaults is $10,000,000 or more, or (ii) default in the performance or observance of any obligation or condition and continuance of such default after any applicable grace period with respect to any such other Debt of, or guaranteed by, the Borrower and/or any of its Material Subsidiaries if the effect of such default or defaults is to accelerate or permit the acceleration of the maturity of any such Debt of $10,000,000 or more in the aggregate prior to its expressed maturity; or

          (d) Other Material Obligations. Except for obligations covered under other provisions of this Article VI, default in the payment when due, or in the performance or observance of, any material obligation of, or material condition agreed to by, the Borrower or any of its Material Subsidiaries with respect to any material purchase or lease obligation of $10,000,000 or more (unless the existence of any such default is being contested by the Borrower in good faith and by appropriate proceedings and the Borrower has established, and is maintaining, adequate reserves therefor in accordance with GAAP) which default continues for a period of 30 days; or

          (e) Bankruptcy, Insolvency, Etc. (i) The Borrower or any Material Subsidiary becomes insolvent or generally fails to pay, or admits in writing its inability to pay, debts as they become due; (ii) there shall be commenced by or against any such Person any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, supervision, conservatorship, liquidation, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, rehabilitation, conservation, supervision, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, obligations or liabilities, or (B) seeking appointment of a receiver, trustee, custodian, rehabilitator, conservator, supervisor, liquidator or other similar official for it or for all or any substantial part of its assets, in each case which (1) results in the entry of an order for relief or any such adjudication or appointment or (2) if filed against such Person, remains undismissed, undischarged or unstayed for a period of 90 days; or (iii) there shall be commenced against any such Person any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 90 days from the entry thereof; or (iv) any of such Persons shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (ii) or (iii) above; or (v) any Governmental Authority shall issue any order of conservation, supervision or any other order of like effect relating to any of such Persons; or

          (f) Non-Compliance with Certain Financial Covenants. Failure by the Borrower to comply with its covenants set forth in Section 5.02(a) or 5.02(b) and continuance of such failure for two Fiscal Quarters unless (x) with respect to Section 5.02(a), (a) during the first Fiscal Quarter of such Default the Debt to Capital Ratio does not exceed .40:1 and (b) during the second Fiscal Quarter of such Default the Debt to Capital Ratio does not exceed .35:1 and (y) with respect to Section 5.02(b), (a) such failure is cured by a capital contribution or a permanent reduction of Debt made during such two Fiscal Quarters, (b) during the first Fiscal Quarter of such Default Net Worth is not less than $150,000,000 and capital (as shown on its Statutory Financial Statements) of DaVinci Reinsurance Ltd. is not less than $250,000,000, (c) during the second Fiscal Quarter of such Default, Net Worth is not less than $190,000,000 and capital (as shown on its Statutory Financial Statements) of DaVinci Reinsurance Ltd. is not less than $290,000,000 and (d) if the Borrower's capital has fallen below that required under any Requirement of Law (x) during such cure period no Governmental Authority places restrictions on the Borrower or any Material Insurance Subsidiary or requires the Borrower or any Material Insurance Subsidiary to take any action beyond the normal reporting requirements and
     (y) after such cure the Borrower and its Material Insurance Subsidiaries are in compliance with all Requirements of Law; or

          (g) Non-compliance with Other Financial Conditions. Failure by the Borrower to comply with its covenants set forth in Section 5.02(h), 5.02(i), 5.02(j) or 5.02(k); or

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

          (h) Non-compliance with Other Provisions. Failure by the Borrower to comply with or to perform any provision of this Agreement or the other Loan Documents (and not constituting an Event of Default under any of the other provisions of this Article VI) and continuance of such failure for 30 days after notice thereof from the Agent to the Borrower; or

          (i) Warranties and Representations. Any warranty or representation made by or on behalf of the Borrower or any Subsidiary herein is inaccurate or incorrect or is breached or false or misleading in any material respect as of the date such warranty or representation is made; or any schedule, certificate, financial statement, report, notice, or other instrument furnished by or on behalf of Borrower or any Subsidiary to the Agent or the Lenders is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified; or

          (j) Employee Benefit Plans. A contribution failure occurs with respect to any Plan sufficient to give rise to a Lien against the Borrower or any of its Subsidiaries under section 302(f)(1) of ERISA (as in effect on the Effective Date) or withdrawal by one or more companies in the Controlled Group from one or more Multiemployer Plans to which it or they have an obligation to contribute and the withdrawal liability (without unaccrued interest) to multiemployer plans as a result of such withdrawal or withdrawals (including any outstanding withdrawal liability that the Controlled Group has incurred on the date of such withdrawal) is $10,000,000 or more; or

          (k) Loan Documents. Any action shall be taken by or on behalf of the Borrower or any Affiliate thereof to discontinue any of the Loan Documents or to contest the validity, binding nature or enforceability of any thereof; or

          (l) Change in Control. A Change in Control occurs; or

          (m) Judgments. A final judgment or judgments which exceed an aggregate of $10,000,000 (excluding any portion thereof which is covered by insurance so long as the insurer is reasonably likely to be able to pay and has accepted a tender of defense and indemnification without reservation of rights) shall be rendered against the Borrower or any Material Subsidiary and shall not have been discharged or vacated or had execution thereof stayed pending appeal within 90 days after entry or filing of such judgment(s); or

          (n) Change in Law. Any change is made in the Insurance Code which affects the dividend practices of any Insurance Subsidiary and which is reasonably likely to have a Material Adverse Effect on the ability of the Borrower to perform its obligations under the Agreement and such circumstances shall continue for 120 days; or

          (o) Management Agreement. The Borrower shall cease for any reason to have an effective management agreement with RenaissanceRe Holdings, Ltd. or any Subsidiary of RenaissanceRe Holdings Ltd.;

     then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

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

                                   ARTICLE VII

                                    THE AGENT

     SECTION 7.01. Authorization and Action. Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to the Loan Documents or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

     SECTION 7.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may treat the Lender that made any Advance as the holder of the Debt resulting therefrom until the Agent receives and accepts an Assignment and Acceptance entered into by such Lender, as assignor, and an Eligible Assignee, as assignee, as provided in
Section 8.07; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or the existence at any time of any Default or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram or telex) believed by it to be genuine and signed or sent by the proper party or parties.

     SECTION 7.03. Citibank and Affiliates. With respect to its Commitment, the Advances made by it and the Note issued to it, Citibank shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if Citibank were not the Agent and without any duty to account therefor to the Lenders. The Agent shall have no duty to disclose information obtained or received by it or any of its Affiliates relating to the Borrower or its Subsidiaries to the extent such information was obtained or received in any capacity other than as Agent.

     SECTION 7.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

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

     SECTION 7.05. Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Advances then owed to each of them (or if no Advances are at the time outstanding, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement (collectively, the "Indemnified Costs"), provided that no Lender shall be liable for any portion of the Indemnified Costs resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by the Agent, any Lender or a third party.

     SECTION 7.06. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent, which successor shall be approved by the Borrower unless a Default has occurred and is continuing. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

     SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of any Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive any of the conditions specified in Section 3.01, (b) increase the Commitments of the Lenders, (c) reduce the principal of, or interest on, the Advances or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder, (f) release any material portion of any collateral held to secure the obligations of the Borrower under this Agreement and the Notes or (g) amend this
Section 8.01; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under any Loan Document.

     SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic or telex communication) and mailed, telecopied, telegraphed, telexed or delivered, if to the Borrower, at its address c/o Renaissance House, 8-12 East Broadway, Pembroke, HM19, Bermuda, Attention: Corporate Secretary; if to any Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the

Assignment and Acceptance pursuant to which it became a Lender; and if to the Agent, at its address at Two Penns Way, New Castle, Delaware 19720, Attention:
Bank Loan Syndications Department; or, as to the Borrower or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent. All such notices and communications shall, when mailed, telecopied, telegraphed or telexed, be effective when deposited in the mails, telecopied, delivered to the telegraph company or confirmed by telex answerback, respectively, except that notices and communications to the Agent pursuant to Article II, III or VII shall not be effective until received by the Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

     SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 8.04. Costs and Expenses. (a) The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, (A) all due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, consultant, and audit expenses and (B) the reasonable fees and expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement. The Borrower further agrees to pay on demand all costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the other Loan Documents and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for the Agent and each Lender in connection with the enforcement of rights under this Section 8.04(a).

     (b) The Borrower agrees to indemnify and hold harmless the Agent and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) the Notes, this Agreement, any other Loan Document, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 8.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, equityholders or creditors or an Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower also agrees not to assert any claim for special, indirect, consequential or punitive damages against the Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, arising out of or otherwise relating to the Notes, this Agreement, any other Loan Document, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances.

     (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.07(d), 2.09 or 2.11, acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

     (d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 2.10, 2.13 and 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

     SECTION 8.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its Affiliates may have.

     SECTION 8.06. Binding Effect. This Agreement shall become effective (other than Section 2.01, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by the Borrower and the Agent and when the Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

     SECTION 8.07. Assignments and Participations. (a) Each Lender may assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof unless the Borrower and the Agent otherwise agree, (iii) each such assignment shall be to an Eligible Assignee, and (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note subject to such assignment and a processing and recordation fee of $3,500. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.10, 2.13 and 8.04 to the extent any claim thereunder relates to an event arising prior such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

     (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under any Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

     (c) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

     (d) The Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (e) Each Lender may sell participations to one or more banks or other entities (other than the Borrower or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and any Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

     (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information relating to the Borrower received by it from such Lender.

     (g) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and any Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

     SECTION 8.08. Confidentiality. Each of the Lenders agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Borrower and provided to it by the Borrower or any Subsidiary, or by the Agent on the Borrower's or such Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Borrower or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by such Lender, or (ii) was or becomes available on a non-confidential basis from a source other than the Borrower, provided that such source is not bound by a confidentiality agreement with the Borrower known to such Lender; provided, however, that any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which such Lender is subject or in connection with an examination of such Lender by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law;
(D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent or any Lender or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Lender's independent auditors and other professional advisors; (G) to any assignee of a Lender, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder; (H) to any Lender or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower or any Subsidiary is party or is deemed party with such Lender or such Affiliate; and (I) to its Affiliates which are such Lender's parent or it or its parent's wholly owned Subsidiary or, with the prior written consent of the Borrower which shall not be unreasonably withheld, its other Affiliates.

     SECTION 8.09. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

     SECTION 8.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 8.11. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The Borrower hereby agrees that service of process in any such action or proceeding brought in the any such New York State court or in such federal court may be made upon CT Corporation System at its offices at 1633 Broadway, New York, New York 10019 (the "Process Agent") and the Borrower hereby irrevocably appoints the Process Agent its authorized agent to accept such service of process, and agrees that the failure of the Process Agent to give any notice of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. The Borrower hereby further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties hereto by registered or certified mail, postage prepaid, to the Borrower at its address specified pursuant to Section 8.02. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction.

     (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     SECTION 8.12. Judgment. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in U.S. dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase U.S. dollars with such other currency at Citibank's principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.

     (b) The obligation of the Borrower in respect of any sum due from it in any currency (the "Primary Currency") to any Lender or the Agent hereunder shall, notwithstanding any judgment in any other currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Agent (as the case may be), of any sum adjudged to be so due in such other currency, such Lender or the Agent (as the case may be) may in accordance with normal banking procedures purchase the applicable Primary Currency with such other currency; if the amount of the applicable Primary Currency so purchased is less than such sum due to such Lender or the Agent (as the case may be) in the applicable Primary Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Agent (as the case may be) against such loss, and if the amount of the applicable Primary Currency so purchased exceeds such sum due to any Lender or the Agent (as the case may be) in the applicable Primary Currency, such Lender or the Agent (as the case may be) agrees to remit to the Borrower such excess.

     SECTION 8.13. Waiver of Jury Trial. Each of the Borrower, the Agent and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any Loan Document, the Advances or the actions of the Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                         DAVINCIRE HOLDINGS LTD.


                                         By /s/ Todd R. Fonner
                                            ----------------------------------
                                            Name:  Todd R. Fonner
                                            Title: Vice President and Treasurer


                                         CITIBANK, N.A.,
                                         as Agent


                                         By /s/ Peter C. Bickford
                                            ----------------------------------
                                            Name:  Peter C. Bickford
                                            Title: Vice President

                                 Initial Lenders
                                 ---------------

Commitment
----------

$100,000,000                             CITIBANK, N.A.


                                         By /s/ Peter C. Bickford
                                            ----------------------------------
                                            Name:  Peter C. Bickford
                                            Title: Vice President



$100,000,000      Total of the Commitments

                                                                      SCHEDULE I
                                                         DAVINCIRE HOLDINGS LTD.
                                                                CREDIT AGREEMENT
                                                      APPLICABLE LENDING OFFICES




Name of Initial Lender    Domestic Lending Office    Eurodollar Lending Office
----------------------    -----------------------    -------------------------

Citibank, N.A.            Two Penns Way              Two Penns Way
                          New Castle, DE  19720      New Castle, DE  19720

                                                             EXHIBIT A - FORM OF
                                                                 PROMISSORY NOTE




U.S.$_______________                               Dated:  _______________, 200_


     FOR VALUE RECEIVED, the undersigned, DAVINCIRE HOLDINGS LTD., a corporation organized under the laws of Bermuda (the "Borrower"), HEREBY PROMISES TO PAY to the order of _________________________ (the "Lender") for the account of its Applicable Lending Office on the Termination Date (each as defined in the Credit Agreement referred to below) the principal sum of U.S.$[amount of the Lender's Commitment in figures] or, if less, the aggregate principal amount of the Advances made by the Lender to the Borrower pursuant to the Credit Agreement dated as of April 19, 2002 among the Borrower, the Lender and certain other lenders parties thereto, and Citibank, N.A. as Agent for the Lender and such other lenders (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined) outstanding on the Termination Date.

     The Borrower promises to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

     Both principal and interest are payable in lawful money of the United States of America to Citibank, as Agent, at 388 Greenwich Street, New York, New York 10013, in same day funds. Each Advance owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

     This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things,
(i) provides for the making of Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Advance being evidenced by this Promissory Note and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Borrower under this Promissory Note and the Credit Agreement are secured by collateral as provided therein.

                                          DAVINCIRE HOLDINGS LTD.


                                          By
                                              ----------------------------------
                                              Title:

                       ADVANCES AND PAYMENTS OF PRINCIPAL


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                                                           AMOUNT OF
           DATE                    AMOUNT OF             PRINCIPAL PAID           UNPAID PRINCIPAL             NOTATION
                                    ADVANCE                OR PREPAID                 BALANCE                   MADE BY
--------------------------------------------------------------------------------------------------------------------------------

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

                                                             EXHIBIT B - FORM OF
                                                                       NOTICE OF
                                                                       BORROWING


Citibank, N.A., as Agent
for the Lenders parties
to the Credit Agreement
referred to below
Two Penns Way
New Castle, Delaware 19720

                                     [Date]

     Attention: Bank Loan Syndications Department

Ladies and Gentlemen:

     The undersigned, DAVINCIRE HOLDINGS LTD., refers to the Credit Agreement, dated as of April 19, 2002 (as amended or modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto and Citibank, N.A., as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.02(a) of the Credit Agreement:

          (i) The Business Day of the Proposed Borrowing is _______________,
     200_.

          (ii) The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

          (iii) The aggregate amount of the Proposed Borrowing is $_______________.

          [(iv) The initial Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is _____ month[s].]

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

          (A) the representations and warranties contained in the Loan Documents are correct, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

                  (B) no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, that constitutes a Default.



                                            Very truly yours,

                                            DAVINCIRE HOLDINGS LTD.


                                            By
                                               -----------------------------
                                               Title:.

                                                             EXHIBIT C - FORM OF
                                                       ASSIGNMENT AND ACCEPTANCE


     Reference is made to the Credit Agreement dated as of April 19, 2002 (as amended or modified from time to time, the "Credit Agreement") among DaVinciRe Holdings Ltd., a corporation organized under the laws of Bermuda (the "Borrower"), the Lenders (as defined in the Credit Agreement) and Citibank, N.A., as agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

     The "Assignor" and the "Assignee" referred to on Schedule I hereto agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Advances owing to the Assignee will be as set forth on Schedule 1 hereto.

     2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note[, if any] held by the Assignor [and requests that the Agent exchange such Note for a new Note payable to the order of [the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto or new Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and] the Assignor in an amount equal to the Commitment retained by the Assignor under the Credit Agreement, [respectively,] as specified on Schedule 1 hereto.

     3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service forms required under Section 2.13 of the Credit Agreement.

     4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on Schedule 1 hereto.

     5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

     6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

     7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

     8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   Schedule 1
                                       to
                            Assignment and Acceptance


Percentage interest assigned:                                      _____%

Assignee's Commitment:                                            $______

Aggregate outstanding principal amount of Advances assigned:      $______

Principal amount of Note payable to Assignee:                     $______

Principal amount of Note payable to Assignor:                     $______

Effective Date*:  _______________, 200_


                                     [NAME OF ASSIGNOR], as Assignor

                                     By
                                        -----------------------------
                                     Title:


                                     Dated:  _______________, 200_


                                     [NAME OF ASSIGNEE], as Assignee

                                     By
                                        -----------------------------
                                     Title:

                                     Dated:  _______________, 200_

                                     Domestic Lending Office:
                                              [Address]

                                     Eurodollar Lending Office:
                                              [Address]


----------------
* This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Agent.

Accepted [and Approved]** this
__________ day of _______________, 200_

CITIBANK, N.A., as Agent

By
   -----------------------------------------
   Title:


[Approved this __________ day
of _______________, 200_

DAVINCIRE HOLDINGS LTD.

By                                          ]*
  ------------------------------------------
   Title:

----------------
** Required if the Assignee is an Eligible Assignee solely by reason of clause (viii) of the definition of "Eligible Assignee".
* Required if the Assignee is an Eligible Assignee solely by reason of clause (viii) of the definition of "Eligible Assignee".